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                                                                      Exhibit 12


                          TEXTRON FINANCIAL CORPORATION
    STATEMENT SETTING FORTH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                SIX MONTHS ENDED
                                                                                                                  JUNE 30, 2003
(DOLLARS IN THOUSANDS)

Income before income taxes, distributions on preferred securities
  and cumulative effect of change in accounting principle...................................................        $   50,390
                                                                                                                    ----------
FIXED CHARGES:
Interest on debt............................................................................................            92,499
Estimated interest portion of rents.........................................................................             1,533
                                                                                                                    ----------
Total fixed charges.........................................................................................            94,032
                                                                                                                    ----------
Adjusted Income.............................................................................................           144,422
Ratio of earnings to fixed charges (1)......................................................................             1.54x
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(1) The ratio of earnings to fixed charges has been computed by dividing income before income taxes, distributions on preferred securities and cumulative effect of change in accounting principle and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.